SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this "Amendment") is dated for reference purposes only as of August 12, 2013 (the "Effective Date"), by and between Song Development Inc., a California corporation ("Lessor"), and First National Bank of Northern California, a California corporation ("Lessee").

RECITALS

A. Lessor and Lessee entered into that certain Lease dated as of August 13, 2003 (the "Existing Lease"), pursuant to which Lessor leases to Lessee certain premises in the building located at 150 East Third Avenue, San Mateo, California (the "Building") containing approximately 4,000 useable square feet of commercial space on ground level (the "Premises"). The Existing Lease is scheduled to expire on August 13, 2013.

B. Lessor and Lessee now desire to extend the Lease Tem to expire on August 12, 2018, and make certain other amendments to the Existing Lease, all subject to, and on the basis of, the terms, covenants and conditions hereinafter set forth. The Existing Lease, as amended by this Amendment, is sometimes referred to herein as the "Lease."

NOW, THEREFORE, in consideration of the foregoing and the agreements of Lessor and Lessee herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

1. Use of Defined Terms; Recitals; Effective Date. All capitalized terms used and not defined herein shall have the defined meanings ascribed to them in the Existing Lease. The provisions of the Recitals above are fully incorporated herein by this reference. Unless otherwise specifically provided herein, all provisions of this Amendment shall be effective as of the "Effective Date" set forth above.

2. Term. The Lease Term is hereby extended for a period of 60 months (the "Extension Term"), commencing on August 13, 2013 (the "Extension Term Commencement Date"), and expiring on August 12, 2018 (which, for all purposes under the Lease, shall hereinafter be the "Expiration Date"), unless earlier terminated pursuant to the terms and conditions of the Lease.

3. Monthly Rent During Extension Term. During the Extension Term, Lessee shall pay monthly Base rent in accordance with the following:

Period	Monthly Base Rent
August 13, 2013 – August 12, 2016	$12,500.00
August 13, 2016 – August 12, 2018	$13,000.00

4. Miscellaneous. Except as modified by this Amendment, all of the terms, conditions and provisions of the Existing Lease shall remain in full force and effect and are hereby ratified and confirmed, including, without limitation, Lessee's remaining option to extend set forth in Paragraph 57 of the Existing Lease. This Amendment contains the entire agreement of Lessor and Lessee with respect to the subject matter hereof. This Amendment may be executed in two counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same agreement. This Amendment may be executed by a party's signature transmitted by facsimile ("fax") or by electronic mail in pdf format ("pdf"), and copies of this Amendment executed and delivered by means of faxed or pdf signatures shall have the same force and effect as copies hereof executed and delivered with original signatures.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the dates set forth below.

LESSOR:

SONG DEVELOPMENT INC.,
a California corporation

By: [signature]

Name: William Song

Title: Landlord

Date of Execution: 7/3/2013

LESSEE:

FIRST NATIONAL BANK OF NORTHERN CALIFORNIA,
a California corporation

By: [signature]

Name: Jim D. Black

Title: President.

Date of Execution: 7/2/13